EXHIBIT 99.1

InfoSpace Reports Second Quarter Financial Results

BELLEVUE, Wash. (July 26, 2005) – InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended June 30, 2005.

Revenues for the second quarter of 2005 were $83.2 million, reflecting an increase of 53 percent over revenues of $54.4 million in the second quarter of 2004. Net income for the second quarter of 2005 was $16.3 million, or $0.44 per diluted share, compared to net income of $13.5 million, or $0.37 per diluted share, in the second quarter of 2004.

Cash, cash equivalents, and marketable investments at June 30, 2005, totaled approximately $407 million, an increase of approximately $23 million from the first quarter of 2005. At the end of the second quarter, the Company had no debt obligations.

“InfoSpace delivered revenue within our expectations and strong bottom-line results,” said Jim Voelker, chairman and CEO of InfoSpace. “However, given current trends, we anticipate revenues to decline in the third quarter and to grow in the fourth quarter. In the second half of the year, we will continue to invest in new products that leverage our unique search and mobile assets.”

Second Quarter Highlights and Recent Developments

•	InfoSpace signed a distribution agreement to feature YellowPages.com, SBC SMARTpages.com and BellSouth RealPages.com advertisers on its Switchboard network.

•	InfoSpace became the ringtone provider to Cingular Wireless for their newly launched Cingular Sounds™ program, which debuts new ringtones from premier artists. Additionally, InfoSpace added Cingular to its growing list of games distribution partners.

•	InfoSpace launched several mobile gaming titles, including BMW Williams F1 Team Racing Challenge, X-Files, Gem Jam Fever, Wheel of Fortune for Prizes and more. Additionally, InfoSpace launched “For Prizes” games with T-Mobile.

•	InfoSpace launched a send-to-mobile capability on Switchboard.com, allowing users to send directory information to their mobile phone.

•	InfoSpace announced a $100 million stock repurchase program. In the second quarter, the Company spent approximately $11 million to purchase 336,000 shares of its outstanding common stock.

Segment Information and Adjusted EBITDA

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation, amortization, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $46.1 million in the second quarter of 2005, an increase of $11.7 million or 34 percent from the second quarter 2004. The increase in revenue is due to growth in total paid searches, as well as growth in average revenue per paid search. During the quarter, total paid searches in North America for both search and directory were approximately 214 million. Average revenue per paid search was approximately $0.18, an increase of 13 percent over the prior year second quarter. Search & Directory segment income was $20.3 million or 44 percent of revenues for the second quarter of 2005.

Mobile

Mobile revenues were $37.1 million in the second quarter of 2005, an increase of $17.0 million or 85 percent from the second quarter of 2004. The increase in revenue is due to year-over-year growth in the Company’s media download business. Mobile segment income totaled $8.3 million or 22 percent of revenues for the second quarter of 2005.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $19.2 million in the second quarter of 2005, an increase of $7.1 million or 59 percent from the prior year second quarter. The Adjusted EBITDA results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to income from continuing operations in accordance with GAAP is included in the accompanying condensed consolidated financial statements in this release. InfoSpace’s Adjusted EBITDA results are calculated by adjusting income from continuing operations in accordance with GAAP to exclude the effects of interest income, income taxes, depreciation, amortization, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets, as detailed in the accompanying table.

Outlook

The Company’s guidance excludes the gain from the first quarter litigation settlement and the potential impact of any one-time gains or losses. The Adjusted EBITDA guidance below has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and a table reconciling Adjusted EBITDA to net income in accordance with GAAP is included in the accompanying condensed consolidated financial statements in this release.

If the Company is able to achieve a certain level of profitability during the second half of 2005, absent other business factors, the Company may reduce the reserve on its deferred tax asset. The impact of reducing the reserve would provide a one-time income tax benefit in the period it is reduced and the Company would then begin recording an income tax expense, which would be substantially non-cash due to the Company’s net operating loss carry-forwards. The Company’s guidance has assumed an effective income tax rate of 38 percent in determining its income tax expense in the fourth quarter.

Third Quarter 2005 Outlook

For the third quarter of 2005, the Company expects revenue to be between $75.0 million and $80.0 million. The Company expects that Adjusted EBITDA will be between $9.0 million and $11.0 million; net income to be between $5.5 million and $7.5 million; and fully diluted earnings per share to be between $0.15 and $0.20.

Full Year 2005 Outlook

For full year 2005, the Company is revising its revenue guidance to be between $330.0 million and $340.0 million. This is revised from prior guidance of $375.0 million and $395.0 million. The Company expects that Adjusted EBITDA will be between $62.0 and $67.0 million, net income to be between $44.0 million and $47.0 million, and fully diluted earnings per share to be between $1.15 and $1.25 (assuming an effective income tax rate of 38 percent in the fourth quarter). This is revised from prior guidance which expected Adjusted EBITDA to be between $92.0 and $100.0 million, net income to be between $67.0 million and $75.0 million, and fully diluted earnings per share to be between $1.75 and $1.95.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through August 4, 2005, at 10:00 p.m. Pacific.

All information in this release is as of July 26, 2005. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a leader in private-label search, online directory and mobile entertainment. InfoSpace consists of two divisions – Search & Directory and Mobile. The Search & Directory division uses its unique metasearch technology to power a portfolio of branded Web sites and provide private-label search and online directory services. InfoSpace Mobile is a global provider and publisher of wireless content, including ringtones, games, graphics and more, as well as infrastructure solutions that help customers build stronger brands and generate revenue. InfoSpace Mobile distributes its applications through mobile operators, including Cingular Wireless, T-Mobile, Verizon Wireless, Nextel, Sprint, Virgin Mobile, Vodafone, O2, Orange, 3, TIM and Telefonica Moviles. More information can be found at www.infospaceinc.com.

# # #

CONTACTS:

Nancy Bacchieri

Vice President – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

Amina Suchoski

Communications Manager

(425) 201-8681

amina.suchoski@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the Company’s strategic plan and efforts to achieve long-term sustainable growth; projected financial performance for the Company for the third quarter and full year 2005; and material reductions of the reserve on its deferred tax asset. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues	$83,181	$54,448	$170,203	$102,529

Operating expenses:

Content and distribution costs	34,864	18,611	69,694	35,497
Systems and network operations	4,899	3,813	9,312	7,031
Product development	7,596	5,580	14,967	10,018
Sales and marketing	7,030	5,083	14,902	10,541
General and administrative	9,729	8,998	20,334	18,492
Depreciation	1,941	1,745	3,715	3,544
Amortization of intangible assets	3,763	2,002	7,846	3,743
Restructuring charges and other, net	—	(3,651)	—	(2,610)

Total operating expenses	69,822	42,181	140,770	86,256

Operating income	13,359	12,267	29,433	16,273

Gain on equity investments, net	154	—	154	458
Other income, net (1)	2,838	1,176	82,992	2,161

Income from continuing operations before income taxes	16,351	13,443	112,579	18,892

Income tax expense (2)	(65)	(71)	(2,394)	(103)

Income from continuing operations	16,286	13,372	110,185	18,789

Income from discontinued operations, net of income taxes (3)	—	133	—	31,399

Net income	$16,286	$13,505	$110,185	$50,188

Earnings per share - Basic

Income from continuing operations	$0.49	$0.42	$3.33	$0.59
Income from discontinued operations	$—	$—	$—	$0.99

Basic income per share	$0.49	$0.42	$3.33	$1.58

Weighted average shares outstanding used in computing basic net income per share	33,108	31,915	33,081	31,741

Earnings per share - Diluted

Income from continuing operations	$0.44	$0.37	$2.98	$0.52
Income from discontinued operations	$—	$—	$—	$0.88

Diluted income per share	$0.44	$0.37	$2.98	$1.40

Weighted average shares outstanding used in computing diluted net income per share	36,720	36,245	37,024	35,925

(1)	Includes a gain of $79.3 million in the six months ended June 30, 2005 from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.
(2)	Includes income taxes of $2.0 million related to the gain from the settlement of the litigation matter referred to above in the six months ended June 30, 2005.
(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented and includes income from operations of $0 and $2.3 million and a gain on sale of $133,000 and $29.1 million for the three and six months ended June 30, 2004, respectively.

InfoSpace, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	June 30, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$159,332	$85,245
Short-term investments, available-for-sale	236,056	198,410
Accounts receivable, net	63,341	57,110
Other receivables, net	4,661	7,259
Payroll tax receivable	1,011	13,214
Prepaid expenses and other current assets	6,484	3,623

Total current assets	470,885	364,861

Long-term investments, available-for-sale	11,284	38,159
Property and equipment, net	20,841	16,782
Goodwill	177,417	158,810
Other intangible assets, net	51,499	46,189
Other long-term assets	2,992	1,293

Total assets	$734,918	$626,094

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,140	$6,669
Accrued expenses and other current liabilities	46,192	44,031
Deferred revenue	2,892	4,750

Total current liabilities	54,224	55,450

Long-term liabilities:
Other liabilities and deferred revenue	875	503
Deferred taxes	11,360	7,745

Total long-term liabilities	12,235	8,248

Total liabilities	66,459	63,698

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,737,714	1,741,241
Accumulated deficit	(1,069,708)	(1,179,893)
Accumulated other comprehensive income	450	1,045

Total stockholders’ equity	668,459	562,396

Total liabilities and stockholders’ equity	$734,918	$626,094

Summary of cash and marketable investments:
Cash and cash equivalents	$159,332	$85,245
Short-term investments, available-for-sale	236,056	198,410
Long-term investments, available-for-sale	11,284	38,159

Cash and marketable investments	$406,672	$321,814

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six months ended
	June 30, 2005	June 30, 2004
Operating Activities:
Net income	$110,185	$50,188
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(31,399)
Depreciation and amortization	11,561	7,287
Warrant and stock-based compensation expense	—	981
Deferred taxes	(992)	—
Bad debt expense	318	156
Net gain on equity investments	(154)	(458)
Other	(90)	(469)

Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(5,038)	(15,992)
Notes and other receivables	15,153	(1,879)
Prepaid expenses and other current assets	(2,380)	(1,331)
Other long-term assets	(1,699)	(450)
Accounts payable	(2,463)	(1,301)
Accrued expenses and other current and long term liabilities	(743)	3,647
Deferred revenue	(2,021)	7,128

Net cash provided by operating activities	121,637	16,108

Investing Activities:
Business acquisitions	(26,364)	(108,607)
Purchases of property and equipment	(8,057)	(4,260)
Proceeds from the sale of assets and equity investments	194	1,775
Proceeds from the sale of discontinued operations	—	82,000
Proceeds from sales and maturities of investments	106,232	333,715
Purchases of investments	(117,018)	(337,917)

Net cash used by investing activities	(45,013)	(33,294)

Financing activities:
Common stock repurchases	(10,101)	—
Proceeds from exercise of stock options	6,798	10,438
Proceeds from issuance of stock through employee stock purchase plan	766	474

Net cash provided (used) by financing activities	(2,537)	10,912

Net increase (decrease) in cash and cash equivalents	74,087	(6,274)

Cash and cash equivalents:
Beginning of period	85,245	110,908

End of period	$159,332	$104,634

InfoSpace, Inc.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Search & Directory
Revenue	$46,090	$34,393	$94,059	$67,652
Operating expense	25,756	19,759	52,039	39,220

Segment income (1)	20,334	14,634	42,020	28,432
Segment margin	44.1%	42.5%	44.7%	42.0%

Mobile
Revenue	37,091	20,055	76,144	34,877
Operating expense	28,818	13,522	57,674	24,566

Segment income (1)	8,273	6,533	18,470	10,311
Segment margin	22.3%	32.6%	24.3%	29.6%

Total
Total segment revenue	83,181	54,448	170,203	102,529
Total segment operating expense	54,574	33,281	109,713	63,786

Total segment income (1)	28,607	21,167	60,490	38,743
Total segment margin	34.4%	38.9%	35.5%	37.8%

Corporate
Operating Expenses	9,544	8,804	19,496	17,793
Depreciation	1,941	1,745	3,715	3,544
Amortization of intangible assets	3,763	2,002	7,846	3,743
Restructuring charges and other, net	—	(3,651)	—	(2,610)
Gain on equity investments, net	(154)	—	(154)	(458)
Other income, net (2)	(2,838)	(1,176)	(82,992)	(2,161)
Income tax expense (3)	65	71	2,394	103
Income from discontinued operations (4)	—	(133)	—	(31,399)

	12,321	7,662	(49,695)	(11,445)

Total Net Income	$16,286	$13,505	$110,185	$50,188

For each of the business segments, Search & Directory and Mobile, the financial information above is used by the Company’s chief operating decision maker.

(1)	Amounts do not include allocations for general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.
(2)	Includes a gain of $79.3 million in the six months ended June 30, 2005 from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.
(3)	Includes income taxes of $2.0 million related to the gain from the settlement of the litigation matter referred to above in the six months ended June 30, 2005.
(4)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of the segment results from Payment Solutions, which includes previously reported segment revenues, segment income and unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes and the gain on the sale of the Payment Solutions business.

InfoSpace, Inc.

Adjusted EBITDA Reconciliation

(Unaudited)

(Amounts in thousands)

	Three months ended		Six months ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Income from continuing operations (1)	$16,286	$13,372	$110,185	$18,789
Depreciation	1,941	1,745	3,715	3,544
Amortization of intangible assets	3,763	2,002	7,846	3,743
Litigation settlement (2)	—	(3,922)	—	(3,922)
Other income, net (3)	(2,838)	(1,176)	(82,992)	(2,161)
Income tax expense	65	71	2,394	103

Adjusted EBITDA	$19,217	$12,092	$41,148	$20,096

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended September 30, 2005		Ranges for the year ended December 31, 2005
Net income	$5,500	$7,500	$121,300	$124,300
Litigation settlement gain, net of related taxes (4)	—	—	(77,300)	(77,300)

Net income excluding litigation settlement gain	5,500	7,500	44,000	47,000
Depreciation, amortization, other income and income taxes	3,500	3,500	18,000	20,000

Adjusted EBITDA	$9,000	$11,000	$62,000	$67,000

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP financial measure and is reconciled to income from continuing operations, which the Company believes to be the most comparable Generally Accepted Accounting Principles (GAAP) measure. The Company uses this non-GAAP financial measure for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(1)	As presented in the unaudited Consolidated Statement of Income.
(2)	Represents a non-recurring gain from the settlement of a specific litigation matter involving a note receivable.
(3)	Other income, net, primarily consists of the settlement of a certain litigation matter, interest income, gains or losses from the disposal of assets, and foreign currency gains or losses.
(4)	The net gain of $77.3 million is related to the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses and income taxes, recognized in the first quarter of 2005.